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                                                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements of Minnesota Mining and Manufacturing Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-
30691, 333-44760, 333-44692 and 333-73192), Form S-3 (Registration Nos. 33-
48089, 333-42660 and 333-48922, and Form S-4 (Registration No. 333-49830), of
our report dated February 11, 2002, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 11, 2002